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                                                                   EXHIBIT 10.12

                        CENTURY MAINTENANCE SUPPLY, INC.

                      1998 NONQUALIFIED STOCK OPTION PLAN


     Section 1.  Description of Plan.  This is the 1998 Stock Option Plan, dated
                 -------------------
July 8, 1998 (the "Plan"), of Century Maintenance Supply, Inc., a Delaware corporation (the "Company"). Under this Plan, directors, officers, employees and consultants of the Company, or any of the Company's subsidiaries, may be granted options ("Options") to purchase shares of the common stock of the Company ("Common Stock"). For purposes of this Plan, the term "subsidiary" means any entity, directly or indirectly, majority or wholly owned by the Company or any subsidiary, now existing or which may be formed in the future (individually, a "Subsidiary" and collectively, the "Subsidiaries"). It is intended that the Options under this Plan will not qualify for treatment as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and thus be designated "Nonqualified Stock Options."

     Section 2.  Purpose of Plan.  The purpose of the Plan and of granting
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Options to specified persons is to further the growth, development and financial success of the Company and the Subsidiaries by providing additional incentives to certain officers, employees, consultants and members of the Board of Directors (or equivalent bodies) of the Company or any of the Subsidiaries. By assisting such persons in acquiring shares of Common Stock, the Company can ensure that such persons will themselves benefit directly from the Company's and the Subsidiaries' growth, development and financial success.

     Section 3.  Eligibility.  The persons who shall be eligible to receive
                 -----------
grants of Options under the Plan shall be the directors, officers, employees and consultants of the Company and the Subsidiaries; provided that bona fide services are rendered to the Company or the Subsidiaries by such consultant and the services shall not have been in connection with the offer and sale of securities in a capital-raising transaction. A person who holds an Option is herein referred to as a "Participant" and more than one Option may be granted to any Participant.

     Section 4.  Administration.
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          (a) The Plan shall be administered by the Board of Directors of the
Company (the "Board") or, at the Board's option, a committee of the Board (the Board or such Committee, the "Committee"). Members of the Committee shall be appointed, both initially and as vacancies occur, by the Board, to serve at the pleasure of the Board. Upon the first registration of an equity security of the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the extent possible and advisable, the Committee may be constituted so as to permit this Plan to comply with Rule 16b-3 promulgated under Section 16 of the Exchange Act and Section 162(m) of the Code. The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all of its
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members shall constitute the decision of the Committee without the necessity, in such event, for holding an actual meeting.

          (b) The Committee is authorized and empowered to administer the Plan and, subject to the terms of the Plan and in consultation with the Company's Chief Executive Officer, (i) to select the Participants, to determine the number of shares of Common Stock which may be purchased and in general to grant Options; (ii) to determine the dates upon which Options shall be granted and the terms and conditions thereof (including, in particular, terms and conditions relating to when Options become exercisable as set forth in Section 7 below) in a manner not inconsistent with the Plan, which terms and conditions need not be identical as to the various Options granted and to extend the time period during which an Option may be exercised; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (vi) to determine the rights and obligations of Participants under the Plan; (vii) to specify the purchase price to be paid by Participants for shares of Common Stock; (viii) to accelerate the time during which an Option may be exercised in accordance with the provisions of Section 16 hereof, and to otherwise accelerate the time during which an Option may be exercised in each case notwithstanding the provisions in the Option Agreement (as defined in Section 13 hereof) stating the time during which it may be exercised; and (ix) to make all other determinations deemed necessary or advisable for the administration of the Plan. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted under it shall be binding. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Option granted hereunder.

     Section 5.  Number of Shares  The aggregate number of shares of Common
                 ----------------
Stock for which Options may be granted pursuant to the Plan shall be one million, six hundred forty-two thousand, five hundred (1,642,500) subject to adjustment as provided in Section 11 hereof. The number of shares of Common Stock which may be purchased by a Participant upon exercise of each Option shall be determined by the Committee (in consultation with the Company's Chief Executive Officer) and set forth in each Option Agreement. Upon the expiration or termination, in whole or in part, for any reason of an outstanding Option or any portion thereof which shall not have vested or shall not have been exercised in full, or in the event that any shares of Common Stock acquired pursuant to the Plan are reacquired by the Company, (a) any shares of Common Stock which have not been purchased or (b) the shares of Common Stock reacquired, as the case may be, shall again become available for the granting of additional Options under the Plan. No Participant may be granted Options to purchase in excess of one million, six hundred forty-two thousand, five hundred (1,642,500) shares of Common Stock in the aggregate.

     Section 6.  Option Price.  Except as provided in Sections 11 and 12 hereof,
                 ------------
the purchase price per share (the "Option Price") of the shares of Common Stock underlying each Option shall be as determined by the Committee in its sole discretion.

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     Section 7.  Restrictions on Grants; Vesting of Options.  Notwithstanding
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any other provisions set forth herein or in any Option Agreement, no Options may be granted under the Plan subsequent to ten (10) years from the date hereof.
The vesting of all Options may be based on the passage of time, targeted goals and/or other schedules established by the Committee. The Committee shall determine the vesting schedule, including performance criteria and the performance measurement period(s), applicable to each Option or group of Options in a schedule, a copy of which shall be filed with the records of the Committee and attached to each Option Agreement to which the same applies. The vesting schedule, including performance criteria and the performance measurement period(s), need not be identical for all Options granted hereunder. Following the conclusion of each applicable performance measurement period, the Committee shall determine, in its sole judgment, the extent, if at all, that each Option subject thereto shall have become exercisable based upon the applicable performance criteria and the schedule of exercisability. To the extent each such Option shall remain nonexercisable following the final performance measurement period because the applicable performance criteria have not been met, it shall (unless it may also vest on the passage of time), to that extent, automatically terminate and cease to be exercisable to such extent, notwithstanding the stated term during which it otherwise may have been exercised. The Committee shall promptly notify each affected Participant of such determination. The Committee may periodically review the performance criteria applicable to any Option or Options and, in its sole judgment, may adjust the same to reflect significant events involving the Company or any Subsidiary, such as mergers, acquisitions, asset sales, deviations from the Company's business plan in the number of new distribution centers that are opened, other extraordinary corporate events and extraordinary losses and gains, significant changes in the level of capital expenditures, as well as changes in accounting treatment.

     Section 8.  Exercise of Options.  Once vested, and prior to its termination
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date, an Option may be exercised by giving written notice to the Company specifying the number of full shares of Common Stock to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Committee may approve from time to time, including, without limitation, and in the sole discretion of the Committee, the assignment and transfer by the Participant to the Company of outstanding shares of Common Stock theretofore held by the Participant in a manner intended to comply with the provisions of Rule l6b-3 under the Exchange Act, if applicable; provided that the purchase price may not be paid by a Participant via any type of "cashless exercise" in which the Company directly, indirectly, or effectively purchases shares of Common Stock held by such Participant (unless such shares have been held by such Participant continuously for the six (6) months prior to such exercise) without the express written consent of the Committee, which may be given or withheld in the Committee's sole discretion after due consideration of the financial accounting implications of such form of payment. After giving due consideration of the consequences under
Section 16 of the Exchange Act and under the Code, the Committee may also authorize the exercise of Options by the delivery to the Company or its designated agent of an irrevocable written notice of exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock and to deliver the sale or margin loan proceeds directly to the Company to pay the exercise price of the Option. Once vested, and prior to its termination date, an Option may only be exercised by the Participant or, in the event of death of the Participant, by the person or persons (including the deceased Participant's estate) to whom the deceased

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Participant's rights under such Option shall have passed by will or the laws of descent and distribution. Notwithstanding the immediately preceding sentence, in the event of the Participant becoming disabled (within the meaning of Section 22(e)(3) of the Code), a designee of the Participant (or the legal representative of the Participant if the Participant has no designee) may exercise the Option on behalf of such Participant (provided such Option would have been exercisable by such Participant) until the right to exercise such Option expires, as set forth in such Participant's particular Option Agreement or this Plan.

     Section 9.  Issuance of Common Stock.  The Company's obligation to issue
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its shares of Common Stock upon exercise of an Option is expressly conditioned upon the compliance by the Company with any registration or other qualification obligations with respect to such shares of Common Stock under any state and/or federal law or rulings and regulations of any government regulatory body, the requirements of any stock exchange on which the Common Stock is traded, and/or the making of such investment representations or other representations and undertakings by the Participant (or the Participant's designee, legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification obligations with respect to such shares of Common Stock which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or the Participant's designee, legal representative, heir or legatee): (a) is purchasing such shares of Common Stock for investment and not with any present intention of selling or otherwise disposing of such shares of Common Stock; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares of Common Stock (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares of Common Stock, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies; provided, however, that any such legend or data entry shall be removed when no longer applicable. The inability of the Company to obtain from any regulatory body having jurisdiction or stock exchange on which the Common Stock is traded, registration, qualification or other necessary authorization, or the unavailability of any exemption from registration or qualification, deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares of Common Stock hereunder, shall relieve the Company of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite authority or exemption shall not have been obtained. Any shares of Common Stock issued by the Company upon exercise of an Option granted hereunder may be subject to (w) a right of first refusal of the Company (or its designee) with respect to all shares of Common Stock proposed to be transferred by Participant, (x) certain drag-along and/or tag-along rights, (y) a right of repurchase by the Company (or its designee) in the event that Participant's employment or other relationship with the Company and all of the Subsidiaries terminates, and (z) certain other restrictions set forth in each particular Option Agreement.

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     Section 10.  Nontransferability.  An Option may not be sold, pledged,
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assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. Any permitted transferee shall be required prior to any transfer of an Option or shares of Common Stock acquired pursuant to the exercise of an Option to execute a written undertaking to be bound by the provisions of the applicable Option Agreement.

     Section 11.  Recapitalization; Reorganization; Merger or Consolidation.
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          (a) Subject to paragraph (b) of this Section 11, if the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of securities of the Company through a capital reorganization or reclassification or if the number of outstanding shares is changed through a stock split, reverse stock split or stock dividend, an appropriate adjustment shall be made by the Committee (i) in the number or kind of shares which may be purchased pursuant to the exercise of Options, and (ii) in the number, exercise price, or kind of securities subject to any outstanding Option granted under the Plan. Any such adjustment in an outstanding Option, however, shall be made without a change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option. In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the determination of the Committee shall be binding. No fractional shares of stock shall be issued or issuable under the Plan on account of any such adjustment.

          (b) Subject to Section 16 of this Plan, upon (i) the dissolution, liquidation, or sale of all or substantially all of the business, properties and assets of the Company, (ii) any reorganization, merger, consolidation, sale or exchange of securities in which the Company does not survive, (iii) any reorganization, merger, consolidation, sale or exchange of securities in which the Company does survive and any of the Company's stockholders have the opportunity to receive cash, securities of another entity and/or other property in exchange for their shares of Common Stock of the Company, or (iv) any acquisition by any person or group (as defined in Section 13(d) of the Exchange
Act), of beneficial ownership of more than fifty percent (50%) of the Company's then outstanding shares of Common Stock (each of the events described in clauses
(i), (ii), (iii), or (iv) is referred to herein as an "Extraordinary Event"), the Plan and each outstanding Option shall terminate unless the Company elects to have any Option survive the Extraordinary Event pursuant to paragraph (d) below.

          (c) Upon the occurrence of an Extraordinary Event, notwithstanding any provision of any applicable Option Agreement, each Participant shall have the right until ten (10) days before the effective date of such Extraordinary Event to give notice to the Company that, upon such Extraordinary Event, it would like to exercise, in whole or in part, any unexpired Option or Options issued to the Participant, to the extent that said Option is then vested and exercisable (or would become exercisable upon consummation of such Extraordinary Event) pursuant to the provisions of said Option or Options and of Section 7 hereof.

          (d) In its sole and absolute discretion, the Company may, but shall not be so obligated, permit any Option to survive an Extraordinary Event as the Company deems

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appropriate. In addition, in the case of any Extraordinary Event, in its sole and absolute discretion, the Surviving Entity (which may be the Company) may, but shall not be so obligated, tender to any Participant an option or options to purchase shares or equity interests in such Surviving Entity, and such continuing option or options shall contain such terms and provisions as shall be required to substantially preserve the rights and benefits of any Option then outstanding under the Plan with any reasonable changes to take into account the circumstances of the Surviving Entity.

          (e) The grant of an Option under the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structures or to merge, consolidate, dissolve, or liquidate or to sell or transfer all or any part of its business or assets or undertake any other permitted corporate action.

     Section 12.  Substitute Options.  If the Company at any time should succeed
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to the business of another entity through a merger, consolidation, corporate reorganization or exchange, or through the acquisition of stock or assets of such entity or its subsidiaries or otherwise, Options may be granted under the Plan to option holders of such entity or its subsidiaries, in substitution for options to purchase interests in such entity held by them at the time of succession. The Committee, in its sole and absolute discretion (but in consultation with the Company's Chief Executive Officer), shall determine the extent to which such substitute Options shall be granted (if at all), the person or persons to receive such substitute Options (who need not be all option holders of such entity), the number of Options to be received by each such person, the Option Price of such Option and the terms and conditions of such substitute Options.

     Section 13.  Option Agreement.  Each Option granted under the Plan shall be
                  ----------------
evidenced by a written option agreement (an "Option Agreement") executed by the Company and the Participant which: (a) shall contain each of the provisions and agreements herein specifically required to be contained therein; (b) may contain provisions which give the Company (or its designee) a right of first refusal to purchase any shares of Common Stock issued pursuant to the exercise of Options granted under the Plan which a Participant proposes to sell; (c) may contain certain "drag-along" and/or "tag-along" rights; (d) may contain a right of repurchase in favor of the Company (or its designee) in the event Participant's employment or other relationship with the Company and all of the Subsidiaries terminates; and (e) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with the Plan. In the event the Participant is a party to a stockholders agreement in respect of Common Stock of the Company which grants rights and imposes obligations which are of the same type as those granted or imposed by this Plan (including preemptive rights, rights of first purchase, rights of repurchase, "drag along," "tag along," or other rights), then any shares of the Company's Common Stock issued upon exercise of the options granted under this Plan shall be subject to the terms of the agreement (this Plan or such stockholders agreement) which are most favorable to the Participant.

     Section 14.  Rights as a Stockholder.  No Participant (or any legal
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representative, heir, legatee or permitted transferee) shall have any rights as a stockholder with respect to any shares covered by any Option until the date of entry evidencing such ownership is made in the stock transfer books of the Company (the "Exercise Date"). No adjustment shall be made for dividends

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(ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date, except as expressly provided in Section 11 of this Plan.

     Section 15.  Termination of Options.  Each Option shall terminate and
                  ----------------------
expire, and shall no longer be subject to exercise, as the Committee may determine in granting such Option, and each Option granted under the Plan shall set forth a termination date thereof, in addition to any other termination events set forth in the Plan and in each particular Option Agreement, which shall be no later than seven (7) years from the date such Option is granted. Unless the Committee otherwise determines, the termination of employment or engagement in another relationship of a Participant (by death or otherwise) shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised, and the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Participant on the date of such termination. All options will also terminate thirty (30) days after termination of employment (unless termination was for cause, in which event an option will terminate immediately) or one hundred eighty (180) days in the event of termination due to death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code).

     Section 16.  Acceleration of Options.  Notwithstanding anything in this
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Plan to the contrary, or any provision to the contrary contained in a particular
Option Agreement, the Committee, in its sole discretion, at any time, or from time to time, may elect to accelerate the vesting of all or any portion of any Option then outstanding. The decision by the Committee to accelerate an Option or to decline to accelerate an Option shall be binding. In the event of the acceleration of the exercisability of Options as the result of a decision by the Committee pursuant to this Section 16, each outstanding Option so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Committee may determine in its sole discretion; provided, that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not adversely affect the rights of any Participant without the consent of the Participant so adversely affected. Any outstanding Option which has not been exercised by the holder at the end of such stated period shall terminate automatically and become void.

     Section 17.  Withholding of Taxes.  The Company or a Subsidiary, as the
                  --------------------
case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company (or such Subsidiary) to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option, or the sale of shares of Common Stock issued to the Participant upon the exercise of an Option, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such Subsidiary's) concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company (or such Subsidiary) by the Participant of the required withholding tax, as the Committee may determine; provided, however, that, in the sole discretion of the Committee, the Participant may pay such tax by (a) reducing the number of shares of Common Stock to be issued

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upon exercise of an Option or (b) surrendering shares of Common Stock previously acquired by the Participant (for which purpose such shares of Common Stock shall be valued at fair market value as determined by the Committee, which determination shall be binding).

     Section 18.  Effectiveness and Termination of the Plan.  The Plan shall be
                  -----------------------------------------
effective on the date on which it is adopted by the Board. The Plan shall terminate, in addition to the other termination events set forth in the Plan, when all shares of Common Stock which may be issued hereunder have been so issued; provided, however, that the Board may in its sole discretion terminate the Plan at any other time. Subject to Section 11 of this Plan, no such termination shall in any way affect any Option then outstanding.

     Section 19.  Time of Granting Options.  The date of grant of an Option
                  ------------------------
shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     Section 20.  Amendment of Plan and Options.  The Board of Directors may
                  -----------------------------
make such amendments to the Plan and the Committee may make amendments to the terms and conditions of granted Options as it shall deem advisable, including, without limitation, the acceleration of the time at which an Option may be exercised. No amendment of a granted Option shall in any way adversely affect such Option without the written consent of the Participant so adversely affected.

     Section 21.  Transfers and Leaves of Absence.  For purposes of the Plan,
                  -------------------------------
(a) a transfer of a Participant's employment or consulting relationship, without an intervening period, between the Company and a Subsidiary (or vice versa), or between Subsidiaries, shall not be deemed a termination of employment or a termination of a consulting relationship, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of, or in a consulting relationship with, the Company (or a Subsidiary, whichever is applicable) during such leave of absence.

     Section 22.  No Obligation to Exercise Option.  The granting of an Option
                  --------------------------------
shall impose no obligation on the Participant to exercise such Option.

     Section 23.  Indemnification.  In addition to such other rights of
                  ---------------
indemnification as they may have as directors, the members of the Board or Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses and liabilities (including any amount paid in settlement or by reason of a judgment, as well as attorneys' fees) actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee or Board member is not entitled to indemnification under applicable law; provided that within sixty
(60) days after institution of any such action, suit or proceeding such Committee or Board member shall in writing offer the Company the opportunity,

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at the Company's expense, to handle and defend the same, and such Committee or
Board member shall cooperate with and assist the Company in the defense of any such action, suit or proceeding. The Company shall not be obligated to indemnify any Committee or Board member with regard to any settlement of any action, suit, or proceeding to which the Company did not consent to in writing prior to such settlement.

     Section 24.  Governing Law.  The Plan and any Option granted pursuant to
                  -------------
the Plan shall be construed under and governed by the laws of the State of Delaware without regard to conflict of law provisions thereof.

     Section 25.  Not an Employment or Consulting Agreement.  Nothing contained
                  -----------------------------------------
in the Plan or in any Option Agreement shall confer, intend to confer or imply any rights of employment or any rights to a consulting relationship or rights to continued employment by, or rights to a continued consulting relationship with, the Company or any Subsidiary in favor of any Participant or limit the ability of the Company or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of, or consulting relationship with, any Participant, subject to the terms of any written employment or consulting agreement to which the Participant is a party. In addition, nothing contained in the Plan or in any Option Agreement shall preclude any lawful action by the Company or the Board of Directors.

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